UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2777218
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so registered	Name of each exchange on which each class is to be registered
5.625% Junior Subordinated Debentures due 2078	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-213765

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 5.625% Junior Subordinated Debentures due 2078 (the “Debentures”) of Duke Energy Corporation, a Delaware corporation (the “Company”).  The Debentures are being issued under an Indenture, dated as of June 3, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by the Twentieth Supplemental Indenture dated as of September 17, 2018.

A description of the Debentures is set forth (i) under the caption “Description of Debt Securities” in the Prospectus forming a part of Registration Statement No. 333-213765 on Form S-3 originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), on September 23, 2016, and subsequently filed on January 26, 2017, and (ii) under the caption “Description of the Debentures” in the Prospectus Supplement, dated September 11, 2018, filed with the Commission pursuant to Rule 424(b)(5) of the general rules and regulations of the Securities Act on September 12, 2018, which description is incorporated herein by reference.

Item 2.           Exhibits.

The documents listed below are filed as exhibits to this Registration Statement.

Exhibit	Description

1	Registration Statement on Form S-3, as amended, filed by Duke Energy Corporation (Registration No. 333-213765) (incorporated herein by reference)

4.1

Indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K of Duke Energy Corporation, File No. 1-32853, filed June 16, 2008)

4.2

Twentieth Supplemental Indenture, dated as of September 17, 2018, to the Indenture, dated as of June 3, 2008, between Duke Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.3	Form of 5.625% Junior Subordinated Debenture due 2078 (included in Exhibit 4.2).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: September 17, 2018

	By:	/s/ Robert T. Lucas III
		Name:	Robert T. Lucas III
		Title:	Assistant Corporate Secretary

3